UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒                                                 Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MASIMO CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Online	During the Meeting
Go to www.envisionreports.com/MASI or scan the QR Code - login details are located in the shared bar below.	Go to www.meetingcenter.io/216850033. You may attend the meeting via the internet and vote during the meeting. Have your proxy card in hand and follow the instructions.

Votes submitted electronically other than at the meeting must be received by 11:00 p.m., Pacific Daylight Time, on May 26, 2021.

Notice of 2021 Masimo Annual Meeting of Stockholders

Important Notice Regarding the Availability of Proxy Materials for the 2021 Masimo Annual Meeting of Stockholders to be held on Thursday, May 27, 2021 at 2:00 p.m. Pacific Daylight Time.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2021 Masimo Annual Meeting of Stockholders are available on the internet. Please follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and instructions for participating in the 2021 Masimo Annual Meeting of Stockholders are on the reverse side. Your vote is important!

This communication presents only an overview of the more complex proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2021 Masimo Proxy Statement & Notice of Meeting, 2020 Masimo Form 10-K and 2020 Masimo Glossy Annual Report to stockholders are available at:

Easy online access - View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/MASI
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a copy of the proxy materials - If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 17, 2021 to facilitate timely delivery.

Notice of 2021 Masimo Annual Meeting of Stockholders
2021 Masimo Annual Meeting of Stockholders will be held on Thursday, May 27, 2021 at 2:00 p.m. Pacific Daylight Time, virtually via the internet at www.meetingcenter.io/216850033. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for the meeting is MASI2021.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR the nominee listed, and FOR Proposal’s 2 and 3.
1.	To elect a Class II Director as named in our Proxy Statement:
01 - Joe Kiani
2.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2022; and
3.	To provide an advisory vote to approve the compensation of our named executive officers.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE.

To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Due to continuing COVID-19 related restrictions, this year’s Annual Meeting of Masimo Stockholders will be held virtually via the internet. As always, we encourage you to vote your shares prior to the Annual Meeting.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an e-mail copy, you will receive an e-mail with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

— Internet - Got to www.envisionreports.com/MASI. Click Cast Your Vote or Request Materials.

— Phone - Call us free of charge at 1-866-641-4276.

— E-mail - Send an e-mail to investorvote@computershare.com with “Proxy Materials Masimo Corporation” in the subject line. Include your full name and address, plus the number in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 17, 2021.